Exhibit 99.1

1 Beacon Power Corporation Imperial Capital 4th Annual Global Opportunities Conference Jim Spiezio, VP & CFO Chet Lyons, Director, Marketing & Sales September 15, 2010

3 Safe Harbor Statement This presentation contains forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current contracts, changes in energy and other applicable regulations, and other factors detailed in the company's filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

Company Overview We provide flywheel-based regulation to utility industry as a: Merchant service provider Seller of turnkey plants Operating in ISO-NE since Nov. 2008 60 MW under development (merchant) $43M DOE loan guarantee $24M DOE stimulus grant Pennsylvania has budgeted $5M grant for a 20 MW flywheel plant $2.25M DOE ARPA-E grant award to develop a flywheel for additional applications 3 20 MW plant in Stephentown, NY

Technology Composite Rim Vacuum Chamber Magnetic Bearing Hub Motor Shaft Up to 17 times better than fossil generators 20-year design life 125,000 equivalent cycles Available à la carte Low operating cost Zero emissions 4

1 MW / 250 kWh Module • Ten 100kW / 25 kWh flywheels Transformers and support equipment Electronics and controls inside container 5

6 Gen 4 Flywheel in Production

Ramping Up Production 7

Key Strategy Elements Organized Markets - Stephentown, NY - Hazle Township, PA - Glenville, NY Merchant Plants 60MW Plant Sales Performance Pricing 8

9 Organized Markets California ISO ERCOT NY ISO ISO New England PJM Interconnection MISO

10 Stephentown, NY Broke ground Nov 2009 Matching equity raised Dec 09 $43M DOE loan guarantee closed Aug 2010 Interconnection agreement signed First revenue Q4 2010 Full capacity Q1 2011 NY-ISO and NY PSC participated in groundbreaking 1st 20 MW Flywheel Regulation Plant NYISO – New York Grid Operator

Construction Underway 11

On Time and On Budget 12

# $2^{nd}$ 20 MW Flywheel Regulation Plant
## PJM Interconnection – Grid Operator

- Hazle Township, PA
- Cost: Approximately $51 million (~ $35M Beacon technology + BOP)
- Economic development zone state tax advantages
- $24M DOE Smart Grid stimulus grant
- PA has budgeted a $5 million grant
- Interconnection process underway


ROAD NO. 1
LOT 29
0.67 ACRES

13

3rd 20 MW Flywheel Regulation Plant NYISO Glenville, NY Industrial site with tax advantages Interconnection process underway Awaiting DOE decision on 2nd loan guarantee 25

Key Strategy Elements Regulatory Program Goal: 50 to 100% greater revenues vs. slower fossil-based regulation resources 15 Merchant Plants 60MW Plants Sales Performance Pricing Regulatory Program Goal: 50 to 100% greater revenues vs. slower fossil-based regulation resources

Pay for Performance 16 Studies show that fast storage works much better Empirical data from ISO-NE Pilot Program confirms FERC is aware that fast is better and is now evaluating proposals for payfor-performance tariffs PJM agrees that fast is better and supports concept Beacon Prediction: Performance payment tariff will be in place in PJM before our 2nd (PJM) plant comes online

17 Benefits of Fast Regulation Beacon’s regulatory program is working at FERC to get premium payments *Source: Makarov, Y.V., et al. “Assessing the Value of Regulation Resources Based on Their Time Response Characteristics.” Pacific Northwest National Laboratory, PNNL – 17632, June 2008 % effectiveness as compared to the ‘state-of-the-art’ 120% 100% 80% 60% 40% 20% 0% Ideal Resource* Flywheels Average California Hydro Combustion Steam Trubine Combined Cycle

ISO-NE Pilot Program Empirical Data ISO-NE’s mileage payment (sum of up and down movement) pays resources for providing more regulation service to the grid 1 MW of Regulation Flywheel Generator ACE Corrected 0.48 MWh 0.18 MWh Against ACE 0 MWh -0.07 MWh Net ACE Correction 0.48 MWh 0.11 MWh Mileage 25 “MW-miles” 8 “MW-miles” Flywheels 4x better at meeting regulation requirements 18

FERC and Pay for Performance “Regarding compensation, some storage technologies appear able to provide a nearly instantaneous response to regulation signals, in a manner that is also more accurate than conventional resources. These two characteristics can reduce the size and hence overall expense, of the regulation market. Most existing tariffs or markets do not compensate resources for superior speed or accuracy of regulation response, but such payment may be appropriate in the future.” FERC Chairman Jon Wellinghoff Senate Energy Committee Testimony (December 10, 2009) FERC Commissioner Philip D. Moeller visits Beacon Power (December 10, 2009)

How Will FERC Implement Pay for Performance? Introduce and refer to the value of fast response Hold Technical Conference to document benefits of fast response and means of providing additional compensation FERC conference May 26, 2010 in Washington, DC Five ISOs participated; Beacon presented empirical data, specific recommendations Anticipated next step: FERC Notice of Proposed Rule Making (NOPR) Beacon predictions NOPR by year end Pay for Performance rules in place in 2011

Key Strategy Elements Vertical Markets - Domestic - International - $25+ million margin each 20 MW plant Merchant Plants 60 MW Operational Data Performance Pricing

Plant Sales Strategy 22 Sell value: 1 MW flywheel = 2.5 MW conventional generation “30 to 50 MW of fast-response energy storage is as effective or more effective than 100 MW of combustion turbine-based regulation.” Source: KEMA, Inc., June 2010 study for CEC Targeted marketing USA: vertical markets where wind developers want market entry and regulation capacity is a roadblock International: same as above, plus countries that place a value on carbon reduction

Flywheels vs. Batteries 23 23 Initial capital cost of batteries will be a fraction of total lifetime costs May make project financing for batteries more difficult Batteries may be less attractive to vertical utilities whose returns are based on initial capital cost (not operating cost) Batteries may be challenged by cyclic demand of new tariffs Flywheels Batteries Comment Equivalent charge/discharge cycles 125,000 ? 6,300 equivalent charge / discharge cycles/yr. needed to do regulation under a performance-based tariff Design life 20+ years ? EPRI survey shows that utilities want 15-year minimum equipment life Energy storage capacity degradation Zero ? Battery systems must be “refreshed”

Cyclic Content: ISO-NE Pilot Program Cyclic content for regulation is extremely demanding: 6,300 equivalent charge / discharge cycles per year April 18, 2009 State of charge (Percent)

NY ISO Forecasts Regulation Needs Requirement increases by 60% with 10% wind

PJM Forecasts Regulation Needs “PJM expects the requirement for regulation to increase from 1,000 MW today to 2,000 MW when we reach 20% wind penetration.” – Terry Boston, CEO of PJM Storage Week conference, July 2010 Requirement increases by 200% with 20% wind

CAISO Forecasts Regulation Needs Requirement increases by 300% with 33% wind

28 Pricing and Cash Flow Analysis Merchant Plant Pricing Analysis Forecasted Annual Financial Performance 35 45 55 70 75 105 Stephentown , NY Revenues 5,667 7,287 8,906 11,335 12,145 17,003 EBITDA % 64% 72% 77% 82% 83% 88% Cash contribution 1109 2,728 4,348 6,777 7,587 12,445 Hazle Township , PA Revenues 5,667 7,287 8,906 11,335 12,145 17,003 EBITDA % 66% 74% 79% 83% 84% 89% Cash contribution 3,757 5,377 6,996 9,425 10,235 15,093 Glenville, NY Revenues 5,667 7,287 8,906 11,335 12,145 17,003 EBITDA % 66% 73% 78% 83% 84% 89% Cash contribution 1,392 3,011 4,631 7,060 7,870 12,728 Total Cash Contribution 6,258 11,116 15,975 23,262 25,692 40,266 Assumptions DOE loan guarantee for Glenville plant $29M DOE / PA grants for Hazle Township Frequency Regulation Pricing Current (2010 YTD) Historical (2007 - 2008) Performance-based (~ 2011)

4 Why Buy BCON? Share price has been impacted by cash flow uncertainty Positive cash flow can be achieved by completing our (3) 20 MW plants, and any one of the following: Return to historical pricing Performance pricing tariffs Sale of plants Aggressive actions under way to realize two of three

30 Frequency Regulation of the Future Adding wind creates the need for more regulation capacity...

31 Frequency Regulation of the Future? We want to integrate more wind, but does this really make sense?

32 Frequency Regulation of the Future Zero-emissions storage-based regulation is a better performing, more cost-effective resource... a much better match for clean renewable energy...

33 Thank You Jim Spiezio spiezio@beaconpower.com Chet Lyons lyons@beaconpower.com